                                                                   EXHIBIT 11.1

                        COMPUTATION OF EARNINGS PER SHARE
                                   (UNAUDITED)

                            BASIC EARNINGS PER SHARE


                                               Three Months Ended                         Nine Months Ended
                                                  September 30,                             September 30,
                                      --------------------------------------    ---------------------------------------
                                             2000            1999                       2000                  1999
                                             ----            ----                       ----                  ----
Net income (loss)--numerator          $   (2,342,488)      $  262,775           $    (4,794,667)     $       5,378,540
Basic weighted average shares
outstanding--denominator                  26,252,879       26,375,095                26,312,012             26,403,061
                                      --------------       ----------            --------------      -----------------

Basic net income (loss) per share     $        (0.09)            0.01           $         (0.18)     $            0.20
                                      ==============       ==========            ==============      =================